UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

El Paso Pipeline Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

El Paso Pipeline Partners, L.P. (the “Partnership”) has priced an underwritten public offering (the “Offering”) of 6,800,000 common units representing limited partner interests in the Partnership (the “Units”) for net proceeds to the Partnership (before our estimated offering expenses) of approximately $210.7 million.  The offering is being made pursuant to an effective registration statement. The Partnership has granted the underwriter a 30-day option to purchase a maximum of 1,020,000 additional common units to cover over-allotments, if any.

UBS Investment Bank is acting  as sole underwriter of the Offering.  The underwriter may offer the common units from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

When available, copies of the preliminary prospectus supplement and the prospectus supplement and accompanying base prospectus related to the Offering may be obtained from the underwriter at the address set forth below:

UBS Investment Bank

Attn: Prospectus Department

299 Park Avenue

New York, New York 10171

Telephone: 1-888-827-7275

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

	By:	EL PASO PIPELINE GP COMPANY, L.L.C.,
its General Partner

	By:	/s/ David P. Michels
David P. Michels
Vice President and Chief Financial Officer

Date: April 29, 2014